EXHIBIT 10.(iv)(A)(1)(a)

                       AMENDMENT NO. 14 TO
                     STOCKHOLDERS' AGREEMENT

          This Amendment No. 14 to Stockholders' Agreement ("Amendment No. 14") is consented to and made as of the 22nd day of September, 1994 by and among MONTGOMERY WARD HOLDING CORP., a Delaware corporation, (the "Company"), Bernard F. Brennan, individually and as attorney-in-fact for certain other parties to a certain Stockholders' Agreement dated as of June 17, 1988, as heretofore amended and restated (the "Stockholders' Agreement"), General Electric Capital Corporation, a New York corporation, and Myron Lieberman, as Trustee of the Brennan 1988 MW Trust.

          WHEREAS, as two amendments entitled "Amendment No. 12 to Stockholders' Agreement" have amended the Stockholders' Agreement, this amendment is entitled "Amendment No. 14 to Stockholders' Agreement", notwithstanding the fact that no "Amendment No. 13 to Stockholders' Agreement" exists; and

          WHEREAS, it is desired that the number of directorships of the Company be increased to eleven;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Section 5.2 of the Stockholders' Agreement is hereby amended and restated as of the date hereof as set forth on Exhibit A hereto.

          2. This Amendment No. 14 is adopted by the Company with the consent of the holders of not less than 66 2/3% of the outstanding Shares of each class, as provided in Section 8.2 of the Stockholders' Agreement.

          3.   Except as amended hereby, the Stockholders'
Agreement, as previously amended, shall remain in full force and effect.
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          IN WITNESS WHEREOF, the undersigned hereby consent to and
execute this Amendment No. 14 as of the day and year first above written.


MONTGOMERY WARD HOLDING CORP.      GENERAL ELECTRIC CAPITAL
f/k/a BFB Acquisition Corp.          CORPORATION


By:  /s/Bernard F. Brennan         By:
     Bernard F. Brennan,           Its:
     Chairman and Chief Executive
       Officer


/s/Bernard F. Brennan                   /s/Myron Lieberman

Bernard F. Brennan,                     Myron Lieberman, as Trustee
individually, and as attorney-in-       of the Brennan 1988 MW
fact for the beneficial owners          Trust
of all Shares (as defined in the
Stockholders' Agreement) held by
him as Voting Trustee under that
certain Voting Trust Agreement
dated as of June 21, 1988.

                            EXHIBIT A

     5.2 Election of Directors. Subject to the limitations set forth herein, and in addition to any provisions relating to the election of directors by the holders of Preferred Stock which are contained in the Certificate of Incorporation and By-laws of the Company, at all times in which this Article V is in effect, the By-laws of the Company shall provide, and the Shareholders agree to vote, for the election of a Board of Directors consisting of eleven members, six to be designated by the Designator and five to be designated by GE Capital. The By-laws shall further provide, and the Shareholders agree, that, disregarding any directors which may be elected by the holders of Preferred Stock pursuant to the provisions of the Company's Certificate of Incorporation;

               (a)  Intentionally omitted;

               (b) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, more than 50% of the Shares which GE Capital and the GE Capital Affiliates have purchased in June 1988, the number of members of the Board of Directors which the Designator shall have the right to designate shall be increased by one and the number of members of the Board of Directors which GE Capital shall have the right to designate shall be reduced by one; and

               (c) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, 20% or more of the Shares which GE Capital and the GE Capital Affiliates have purchased in June 1988, GE Capital shall no longer have the right to designate members of the Board of Directors in accordance with the foregoing provisions of this
     Section 5.2; and the number of directors to be elected shall be reduced to nine, seven to be elected by the Class A Shareholders, voting as a class, and two to be elected by the Class B Shareholders, voting as a class; provided, however, that as long as that certain Account Purchase Agreement, dated as of June 24, 1988, between Ward and Montgomery Ward Credit Corporation (the "Account Purchase Agreement") shall be in effect and GE Capital or any GE Capital Affiliate shall own any Class B Shares, GE Capital shall have the right to elect one of the two directors to be elected by the Class B Shareholders.

In the event of a vacancy on the Board of Directors, the party who had the right to designate the director whose seat is vacant shall have the right to designate the party who shall fill the vacancy. The party who had the right to designate a director shall also have the right to cause that director to be removed.